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                                                                Exhibit 4.1(a)-1



                          FIRST SUPPLEMENTAL INDENTURE


                            dated as of July 22, 2003

                                      among

                               PEI HOLDINGS, INC.,


                           the Guarantor Party Hereto

                                       and

                                 BANK ONE, N.A.,
                                   as Trustee


                                   ----------


                        11% Senior Secured Notes due 2010



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     THIS FIRST SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), entered into as of July 22, 2003, among PEI HOLDINGS, INC., a Delaware corporation (the "COMPANY"), Andrita Studios, Inc., a California corporation (the "UNDERSIGNED"), and Bank One, N.A., as trustee (the "TRUSTEE").

                                    RECITALS

     WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of March 11, 2003 (the "INDENTURE"), relating to the Company's 11% Senior Secured Notes due 2010 (the "NOTES");

     WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries to provide Guarantees.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

     SECTION 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

     SECTION 2. The Undersigned, by its execution of this Supplemental Indenture, acknowledges and agrees that it receives substantial benefits from the Company and that such Undersigned is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services and, accordingly, such Undersigned agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

     SECTION 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 4. The recitals herein contained are made by the Company and the Undersigned and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     SECTION 5. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

     SECTION 6. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                                           PEI HOLDINGS, INC., as Issuer


                                           By:  /s/ Robert D. Campbell
                                               -------------------------------
                                               Name: Robert D. Campbell
                                               Title:   Treasurer


                                           ANDRITA STUDIOS, INC.


                                           By:  /s/ Robert D. Campbell
                                               -------------------------------
                                               Name: Robert D. Campbell
                                               Title:   Treasurer


                                           BANK ONE, N.A., as Trustee


                                           By:  /s/ George N. Reaves
                                               -------------------------------
                                               Name: George N. Reaves
                                               Title: Vice President